EXHIBIT 32.2

CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350 (ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

             In connection with the quarterly report of PC Mall, Inc., a Delaware corporation, and its wholly owned subsidiaries (collectively, the "Company") on Form 10-Q for the fiscal quarter ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Ted Sanders, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

                   (1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                   (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

              A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

              This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: November 14, 2003	/s/ Ted Sanders Ted Sanders Chief Financial Officer